Exhibit 99.1

FOR IMMEDIATE RELEASE

900 South Shackleford, Suite 401 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Matt Machen | CEO Sherri Billings | CFO 501.975.6033

Bear State Financial, Inc. Announces Receipt of Required Regulatory Approvals for Merger with Arvest Bank

LITTLE ROCK, AR – April 2, 2018 – Bear State Financial, Inc. (“Bear State”) (NASDAQ:BSF), parent company of Bear State Bank, and Arvest Bank (“Arvest”) announced today they have received all required regulatory approvals for the previously-announced merger between the parties. Shareholders of Bear State previously approved the merger at a meeting held on November 15, 2017. Bear State and Arvest anticipate closing the merger on or about April 20, 2018, subject to customary closing conditions.

To satisfy the conditions imposed by the Federal Reserve’s order of approval, Bear State has entered into an agreement with First Financial Bank of El Dorado, Arkansas to sell both of the Bear State Bank branches located in Mena, Arkansas. The two Mena branches had deposits totaling approximately $58 million and loans totaling approximately $30 million as of February 28, 2018. The closing of the sale of the Mena branches is expected to occur within 180 days following the closing of the merger with Arvest.

Following the merger, customers of Bear State Bank and Arvest will not notice any immediate changes. At a later date, Bear State Bank’s branding will change to Arvest Bank, with the full conversion of systems expected to occur later in 2018. In addition, Bear State Bank and First Financial Bank will be providing additional information to customers in Mena affected by the divestiture of those branches.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol “BSF.” For more information on Bear State Financial, Inc. please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers. Bear State Bank operates 42 branches, three personalized technology centers equipped with interactive teller machines and two loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

About Arvest Bank

Arvest Bank, named by Forbes magazine as one of “America’s Best Large Employers” for 2017, operates more than 250 bank branches in Arkansas, Oklahoma, Missouri and Kansas through a group of 16 locally managed markets, each with its own local board and management team. These banks serve customers in more than 120 communities, with extended weekday banking hours at many locations. Arvest also provides a wide range of banking services including loans, deposits, treasury management, credit cards, mortgage loans and mortgage servicing. Arvest is an Equal Housing Lender and Member FDIC.

Caution About Forward-Looking Statements

This communication contains certain forward-looking information about future events that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between Bear State and Arvest and the pending sale of Bear State’s Mena branch. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about Bear State and Arvest. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction; the failure of the proposed merger to close for any other reason. Bear State and Arvest assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.